EXHIBIT 99.1

Whole Foods Market Reports Third Quarter Results

Company Produces Record Sales and Delivers EPS of $0.37;
Company Provides Fourth Quarter Guidance

AUSTIN, Texas, July 27, 2016 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (NASDAQ:WFM) today reported results for the 12-week third quarter ended July 3, 2016.  For the quarter, total sales increased to a record $3.7 billion.  Comparable store sales decreased 2.6%.  Net income was $120 million, or 3.2% of sales, and diluted earnings per share were $0.37.  Earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $326 million, or 8.8% of sales, and adjusted return on invested capital was 13.0%.  Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

During the quarter, the Company produced $189 million in cash flow from operations, returned $44 million in quarterly dividends to shareholders, and repurchased $195 million or 6.5 million shares of common stock.  The Company ended the quarter with $1.1 billion of total debt and $1.1 billion of total available capital.

“We delivered record sales of $3.7 billion this quarter along with a sequential improvement in our comparable store sales trends,” said Walter Robb, co-chief executive officer of Whole Foods Market. “We are continuing to make measurable progress on fundamentally evolving our business including the successful launch of our new 365 format, expanded value investments, and increased efforts to better understand and provide personalized offers to our customers. We are seeing some encouraging signs in terms of our sales and believe our nine-point plan will produce strong returns for our shareholders over the long term.”

“Just two weeks ago, we opened our second 365 by Whole Foods Market store.  Designed around affordability and convenience and supported by enhanced digital experiences, our 365 stores deliver a fresh new format to the marketplace. Through lower capital and operating costs, we are able to offer great values to our customers, and the response has been overwhelmingly positive,” said John Mackey, co-founder and co-chief executive officer of Whole Foods Market.  “Our 365 stores are firsts for us in so many ways, from a streamlined operating model, to centralized buying, to auto-replenishment of inventory.  We are already taking advantage of our many learnings to shape and evolve not just future 365 stores but Whole Foods Market stores as well.”

The following table provides information on the Company’s comparable store sales trends for the third quarter and for the first three weeks of the 12-week fourth quarter.  Results for the three-week period reflect the most recent data available but represent a short period of time and may not be indicative of results for the full quarter.

	Comps	Change in Transactions	Change in Basket Size
Q3 ended July 3, 2016	(2.6)%	(2.7)%	0.1	%*
Q4 through July 24, 2016	(2.4)%

*A decline in average price per item was more than offset by an increase in items per basket.

Gross margin declined 89 basis points to 34.7% driven by an increase in cost of goods sold as a percentage of sales, primarily reflecting the Company’s value efforts.  LIFO was a $2 million credit in the current year versus no charge last year, a positive impact of five basis points year over year.

SG&A increased 11 basis points to 28.5% of sales.  An 82 basis point improvement in wages was more than offset by higher healthcare, depreciation, marketing and technology expenses as a percentage of sales.  Higher-than-expected healthcare expenses were due to an increase in catastrophic claims and costs for certain prescription medicines.

Comparable store sales by age class for the trailing four quarters are provided in the following table.

	Trailing Four-Quarter Comps	# of Stores	% of Square Footage	Average Age (s.f. weighted)
> 11 years	(2.7)%	189	38%	17.7 years
5 to 11 years	(2.9)%	107	33%	8.0 years
< 5 years	1.5%	124	30%	2.7 years
All comparable stores	(1.9)%	420	100%	9.9 years

Year-to-Date Results
For the 40-week period ended July 3, 2016, total sales increased 2.3% to $12.2 billion.  Comparable store sales decreased 2.4%.  Average weekly sales per store were $695,000, translating to sales per gross square foot of approximately $935.  Net income was $419 million, or 3.4% of sales, diluted earnings per share were $1.27, and EBITDA was $1.1 billion, or 8.8% of sales.

Year to date, the Company has produced $764 million in cash flow from operations, invested $521 million in capital expenditures, returned $133 million in quarterly dividends to shareholders, and repurchased $929 million or 31.2 million shares of common stock.

Growth and Development
In the third quarter, the Company opened 12 new stores, including the first 365 by Whole Foods Market™ store in Silver Lake, CA.  In the fourth quarter, the Company has opened one 365 and two Whole Foods Market stores and plans to open two additional stores, including one 365 and one Whole Foods Market store.

The Company recently signed four new leases, including two relocations, for one 365 and three Whole Foods Market stores.  The new 365 lease is 30,000 square feet and located in Atlanta, GA.  The Whole Foods Market leases average 47,000 square feet and are located in Los Angeles, CA; New York City, NY; and Pittsburgh, PA.

The Company sees potential for 1,200 Whole Foods Market stores in the United States, with the new 365 format expanding the growth opportunity beyond 1,200 stores. The following table provides additional information about the Company’s new store openings and leases in development for Whole Foods Market and 365 stores scheduled to open through fiscal year 2021.

			Current Leases Signed:
New Store Information	FY15	FY16 YTD	WFM	365	Total
Number of stores (including relocations)	38	26	86	20	106
Relocations	6	2	17	0	17
Percentage in new markets	11%	23%	16%	25%	18%
Total square footage	1,653,000	1,104,000	3,972,000	522,000	4,494,000

Fourth Quarter Outlook
If comparable store sales in the fourth quarter are in line with the 2.4% quarter-to-date decrease and healthcare cost trends continue, the Company would expect sales growth of approximately 2% and diluted earnings per share of $0.23 to $0.24 for the quarter. While the Company is hopeful that comps will improve over the remainder of the quarter as comparisons get easier and sales-building initiatives gain traction, the Company expects some ongoing offsetting impact from its value strategy and disinflation. The Company has opened three new stores and expects to open two additional stores in the quarter.

The Company notes that average weekly sales and gross margin are lowest in the fourth fiscal quarter due to seasonally slower sales during the summer months.  In addition, results in the fourth quarter of the prior year included asset impairment and restructuring charges of $80 million and a LIFO credit of $2 million.

The Company expects ending square footage growth of approximately 7% for fiscal year 2016 and 6% for fiscal year 2017.  The Company will provide other fiscal year 2017 targets next quarter.

About Whole Foods Market
Founded in 1978 in Austin, Texas, Whole Foods Market is the leading natural and organic foods supermarket, the first national “Certified Organic” grocer, and uniquely positioned as America’s Healthiest Grocery Store™.  In fiscal year 2015, the Company had sales of approximately $15 billion and currently has 455 stores in the United States, Canada, and the United Kingdom.  Whole Foods Market employs approximately 87,000 team members and has been ranked for 19 consecutive years as one of the “100 Best Companies to Work For” in America by Fortune magazine.  For more information, please visit www.wholefoodsmarket.com.

Disclaimer on Forward-looking Statements
Certain statements in this press release and from time to time in other filings with the Securities and Exchange Commission, news releases, reports, and other written and oral communications made by us and our representatives, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements are often identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and include references to assumptions and relate to our future prospects, developments and business strategies.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that are based on the Company’s current assumptions and involve risks and uncertainties that may cause our actual results to be materially different from such forward-looking statements and could materially adversely affect our business, financial condition, operating results and cash flows.  These forward-looking statements may include comments relating to, among other things, future earnings per share and the Company’s intention to obtain additional debt in the near term and to make planned share repurchases, some of which are subject to risks and uncertainties relating to general business conditions, conditions in the credit and capital markets, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other factors which are often beyond the control of the Company, as well other risks listed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2015 and Quarterly Report on Form 10-Q for the second quarter ended April 10, 2016, and other risks and uncertainties not presently known to us or that we currently deem immaterial.  We wish to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made.  We do not undertake any obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT.  The dial-in number is (800) 862-9098, and the conference ID is “Whole Foods.”  A simultaneous audio webcast will be available at www.investor.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	12 weeks ended		40 weeks ended
	July 3, 2016	July 5, 2015	July 3, 2016	July 5, 2015
Sales	$3,703	$3,632	$12,227	$11,951
Cost of goods sold and occupancy costs	2,417	2,339	8,010	7,721
Gross profit	1,286	1,293	4,217	4,230
Selling, general and administrative expenses	1,057	1,032	3,458	3,392
Operating income before pre-opening and store closure	229	261	759	838
Pre-opening expenses	18	12	49	53
Relocation, store closure and lease termination costs	2	2	8	12
Operating income	209	247	702	773
Interest expense	(12)	-	(30)	-
Investment and other income (expense)	(1)	5	8	12
Income before income taxes	196	252	680	785
Provision for income taxes	76	98	261	306
Net income	$120	$154	$419	$479

Basic earnings per share	$0.37	$0.43	$1.27	$1.33
Weighted average shares outstanding	320.6	358.5	328.4	359.6

Diluted earnings per share	$0.37	$0.43	$1.27	$1.32
Weighted average shares outstanding, diluted basis	321.2	360.5	329.3	362.2

Dividends declared per common share	$0.135	$0.130	$0.405	$0.390

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	12 weeks ended		40 weeks ended
	July 3, 2016	July 5, 2015	July 3, 2016	July 5, 2015
Net income
(numerator for basic and diluted earnings per share)	$120	$154	$419	$479
Weighted average common shares outstanding
(denominator for basic earnings per share)	320.6	358.5	328.4	359.6
Incremental common shares attributable to dilutive effect
of share-based awards	0.6	2.0	0.9	2.6
Weighted average common shares outstanding and
potential additional common shares outstanding
(denominator for diluted earnings per share)	321.2	360.5	329.3	362.2

Basic earnings per share	$0.37	$0.43	$1.27	$1.33
Diluted earnings per share	$0.37	$0.43	$1.27	$1.32

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	12 weeks ended		40 weeks ended
	July 3, 2016	July 5, 2015	July 3, 2016	July 5, 2015
Net income	$120	$154	$419	$479
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(1)	3	(1)	(15)
Other comprehensive income (loss), net of tax	(1)	3	(1)	(15)
Comprehensive income	$119	$157	$418	$464

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	July 3, 2016	September 27, 2015
Current assets:
Cash and cash equivalents	$472	$237
Short-term investments - available-for-sale securities	153	155
Restricted cash	123	127
Accounts receivable	319	218
Merchandise inventories	523	500
Prepaid expenses and other current assets	147	108
Deferred income taxes	188	199
Total current assets	1,925	1,544
Property and equipment, net of accumulated depreciation and amortization	3,376	3,163
Long-term investments - available-for-sale securities	-	63
Goodwill	710	710
Intangible assets, net of accumulated amortization	76	79
Deferred income taxes	143	144
Other assets	45	38
Total assets	$6,275	$5,741

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$3	$3
Accounts payable	292	295
Accrued payroll, bonus and other benefits due team members	409	436
Dividends payable	43	45
Other current liabilities	577	473
Total current liabilities	1,324	1,252
Long-term debt and capital lease obligations, less current installments	1,049	62
Deferred lease liabilities	626	587
Other long-term liabilities	91	71
Total liabilities	3,090	1,972

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value, 1,200 shares authorized;
377.0 and 377.1 shares issued; 318.8 and 348.9 shares outstanding
at 2016 and 2015, respectively	2,924	2,904
Common stock in treasury, at cost, 58.2 and 28.2 shares at 2016 and 2015, respectively	(2,014)	(1,124)
Accumulated other comprehensive loss	(29)	(28)
Retained earnings	2,304	2,017
Total shareholders’ equity	3,185	3,769
Total liabilities and shareholders’ equity	$6,275	$5,741

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	40 weeks ended
	July 3, 2016	July 5, 2015
Cash flows from operating activities
Net income	$419	$479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	376	331
Share-based payment expense	39	51
LIFO expense	1	3
Deferred income tax expense	16	47
Excess tax benefit related to exercise of team member stock options	(4)	(10)
Accretion of premium/discount on marketable securities	1	14
Deferred lease liabilities	31	24
Other	7	10
Net change in current assets and liabilities:
Accounts receivable	(100)	(19)
Merchandise inventories	(25)	(47)
Prepaid expenses and other current assets	(39)	(4)
Accounts payable	(2)	16
Accrued payroll, bonus and other benefits due team members	(27)	26
Other current liabilities	57	72
Net change in other long-term liabilities	14	4
Net cash provided by operating activities	764	997
Cash flows from investing activities
Development costs of new locations	(295)	(411)
Other property and equipment expenditures	(226)	(268)
Purchases of available-for-sale securities	(311)	(458)
Sales and maturities of available-for-sale securities	375	497
Decrease (increase) in restricted cash	3	(19)
Payment for purchase of acquired entities, net of cash acquired	(11)	(4)
Other investing activities	(12)	(8)
Net cash used in investing activities	(477)	(671)
Cash flows from financing activities
Purchases of treasury stock	(929)	(188)
Common stock dividends paid	(133)	(137)
Issuance of common stock	17	61
Excess tax benefit related to exercise of team member stock options	4	10
Proceeds from long-term borrowings	999	-
Proceeds from revolving line of credit	300	-
Payments on long-term debt and capital lease obligations	(306)	-
Other financing activities	(9)	(1)
Net cash used in financing activities	(57)	(255)
Effect of exchange rate changes on cash and cash equivalents	5	(4)
Net change in cash and cash equivalents	235	67
Cash and cash equivalents at beginning of period	237	190
Cash and cash equivalents at end of period	$472	$257

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$357	$263
Interest paid	$27	$-

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation. Further, Adjusted EBITDA is used in connection with covenant compliance associated with the Company’s Senior Notes and Credit Agreement.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular reconciliation of the non-GAAP financial measure Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	12 weeks ended		40 weeks ended
EBITDA and Adjusted EBITDA	July 3, 2016	July 5, 2015	July 3, 2016	July 5, 2015
Net income	$120	$154	$419	$479
Provision for income taxes	76	98	261	306
Interest expense	12	-	30	-
Investment and other expense (income)	1	(5)	(8)	(12)
Operating income	209	247	702	773
Depreciation and amortization	117	106	376	331
EBITDA	326	353	1,078	1,104
Share-based payment expense	11	14	39	51
Deferred rent	12	8	36	27
Adjusted EBITDA	$349	$375	$1,153	$1,182

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	12 weeks ended		40 weeks ended
Free Cash Flow	July 3, 2016	July 5, 2015	July 3, 2016	July 5, 2015
Net cash provided by operating activities	$189	$287	$764	$997
Development costs of new locations	(98)	(116)	(295)	(411)
Other property and equipment expenditures	(85)	(104)	(226)	(268)
Free Cash Flow	$6	$67	$243	$318

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital (“ROIC”) and Adjusted ROIC as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as ROIC earnings divided by average invested capital. ROIC earnings and adjustments to ROIC earnings are defined in the following tabular reconciliation. Invested capital reflects a trailing four-quarter average.

	52 weeks ended
ROIC	July 3, 2016	July 5, 2015
Net income	$475	$607
Interest expense, net of tax	18	-
ROIC earnings	493	607
Total rent expense, net of tax[1]	279	258
Estimated depreciation on capitalized operating leases, net of tax[2]	(186)	(172)
ROIC earnings, including the effect of capitalized operating leases	$586	$693

Average working capital, excluding current portion of long-term debt	$598	$525
Average property and equipment, net	3,240	2,999
Average other assets	1,016	1,090
Average other liabilities	(682)	(620)
Average invested capital	4,172	3,994
Average estimated asset base of capitalized operating leases[3]	3,632	3,378
Average invested capital, including the effect of capitalized operating leases	$7,804	$7,372

ROIC	11.8%	15.2%
ROIC, including the effect of capitalized of operating leases	7.5%	9.4%

Adjusted ROIC
Net income	$475	$607
Interest expense, net of tax	18	-
Adjustments, net of tax[4]	48	1
Adjusted ROIC earnings	541	608
Total rent expense, net of tax[1]	279	258
Estimated depreciation on capitalized operating leases, net of tax[2]	(186)	(172)
Adjusted ROIC earnings, including the effect of capitalized operating leases	$634	$694

Average working capital, excluding current portion of long-term debt	$598	$525
Average property and equipment, net	3,240	2,999
Average other assets	1,016	1,090
Average other liabilities	(682)	(620)
Average invested capital	4,172	3,994
Average estimated asset base of capitalized operating leases[3]	3,632	3,378
Average invested capital, including the effect of capitalized operating leases	$7,804	$7,372

Adjusted ROIC	13.0%	15.2%
Adjusted ROIC, including the effect of capitalized operating leases	8.1%	9.4%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense
[4] Adjustments include non-cash asset impairment charges and Q4 2015 restructuring charge

Investor Relations Contact:
Cindy McCann
VP of Investor Relations
512.542.0204

Media Contact:
Robin Kelly
Robin.Kelly@wholefoods.com
617.417.3895